SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        MACRO SECURITIES, DEPOSITOR, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 20-1072523
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, Delaware                                                      19904

(Address of Principal Executive Offices)                          (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the Act
Exchange Act and is effective upon         and is effective pursuant to General
filing pursuant to General Instruction     Instruction A.(d) please check the
A.(c) please check the following box. [X]  following box. [ ]



Securities Act registration statement file number to which this form relates:
333-135120

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of Each Exchange on Which
to be so Registered                        Each Class is to be Registered

Claymore MACROshares Oil Down              American Stock Exchange
Tradeable Shares

Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrants' Securities to be Registered.

         See the information set forth under the headings "Description of the Down-MACRO Holding and Tradeable Shares" and "Description of the Trust Agreements" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on November 29, 2006.


Item 2.  Exhibits.

 4.1.1 Claymore MACROshares Oil Down Holding Trust Agreement, dated November 15, 2006*
 4.1.2 Amended and Restated Claymore MACROshares Oil Down Holding Trust Agreement, dated November 24, 2006*
 4.2.1 Claymore MACROshares Oil Down Tradeable Trust Agreement, dated November 15, 2006*
 4.2.2 Amended and Restated Claymore MACROshares Oil Down Tradeable Trust Agreement, dated November 24, 2006*
 4.4.1   1992 ISDA Master Agreement, dated November 24, 2006*
 4.4.2   Schedule to 1992 ISDA Master Agreement, dated November 24, 2006*
  4.5    Income Distribution Agreement, dated November 24, 2006*
  4.6    Form of Settlement Contract*


         * Incorporated by reference to Amendment No. 4 to the Registration Statement of the Registrant on Form S-1 (No. 333-135120) and the exhibits thereto, as filed on November 29, 2006.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 29, 2006
                                            MACRO SECURITIES DEPOSITOR, LLC


                                            By:     /s/ Steven M. Hill

                                            Name:   Steven M. Hill
                                            Title:  Chief Financial Officer